UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 1, 2013

Contango Oil & Gas Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 236-7400

(Registrant’s Telephone Number, Including Area Code)

3700 Buffalo Speedway, Suite 960, Houston, Texas 77098

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 1, 2013, Crimson Exploration Inc., a Delaware corporation (“Crimson”) became a wholly-owned subsidiary of Contango Oil & Gas Company, a Delaware corporation (“Contango”) as a result of the merger of Contango Acquisition, Inc., a Delaware corporation, and a direct, wholly-owned subsidiary of Contango (“Merger Sub”), with and into Crimson (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of April 29, 2013, by and among Contango, Crimson and Merger Sub (the “Merger Agreement”).

Item 1.01	Entry into a Material Definitive Agreement

On October 1, 2013, Contango entered into a new credit agreement with the lenders party thereto, Royal Bank of Canada, as administrative agent and as issuing bank, Amegy Bank National Association, as swing line lender, The Royal Bank of Scotland PLC and Regions Bank, as syndication agents and Compass Bank and Capital One, National Association, as documentation agents (the “New Credit Agreement”). The New Credit Agreement provides for a four-year secured revolving credit facility for revolving loans, letters of credit and swing line loans in an aggregate amount not to exceed $275 million, subject to certain sublimits. Proceeds of the loans made under the New Credit Agreement will be used to (i) refinance the outstanding obligations under Contango’s Second Amended and Restated Credit Agreement, dated as of October 1, 2010, among Contango, Contango Operators, Inc., Amegy Bank National Association, as administrative agent and letter of credit issuer and the lenders signatory thereto (the “Contango Credit Agreement”), (ii) to refinance Crimson’s outstanding obligations under its Amended and Restated Credit Agreement, dated as of May 31, 2007, among Crimson, the guarantor party thereto, the lender parties thereto and Wells Fargo Bank, National Association, as amended (the “Crimson First Lien Credit Agreement”), (iii) to refinance Crimson’s outstanding obligations under its Second Lien Credit Agreement, dated as of December 27, 2010, among Crimson, as borrower, Barclays Bank PLC, as agent, and each lender from time to time party thereto, including an affiliate of OCM GW Holdings, LLC, Crimson’s largest stockholder (the “Crimson Second Lien Credit Agreement”), (iv) to pay fees, commissions and expenses in respect of the New Credit Agreement and the Merger and (v) to finance ongoing working capital requirements and other general corporate purposes, including the acquisition of oil and gas properties.

Loans under the New Credit Agreement are made in the form of either base rate loans or LIBOR loans, at Contango’s option, plus a specified margin. Base rate loans are subject to an interest rate fluctuating based upon the higher of the U.S. prime rate, the federal funds rate plus 0.50% per annum or the one month LIBOR rate plus 1.0% per annum, plus a margin ranging from 0.75% to 1.75%. LIBOR loans are subject to an interest rate equal to the quotient of (i) LIBOR for the applicable interest period divided by (ii) 1 minus the maximum rate (expressed as a decimal) on such date at which the administrative agent is required to maintain reserves on ‘Eurocurrency Liabilities’ as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System) for such loan for such interest period, plus a margin ranging from 1.75% to 2.75%.

Loans under the New Credit Agreement are secured by a perfected first priority lien on substantially all the assets of Contango and its material subsidiaries, including a security interest in the stock of Contango’s material subsidiaries and a security interest in oil and gas properties having not less than 80% of the PV-9 reflected in Contango’s most recent reserve report.

The New Credit Agreement restricts the declaration or payment of dividends by Contango and also contains certain other restrictive covenants which, among other things, require the maintenance (measured on a four-quarter basis) of a minimum ratio of Current Assets (as defined in the New Credit Agreement) to Current Liabilities (as defined in the New Credit Agreement) and a maximum ratio of total Debt (as calculated pursuant to the New Credit Agreement) to EBITDAX (as defined in the New Credit Agreement). The New Credit Agreement also contains events of default that permit the acceleration of the loans and the termination of the New Credit Agreement, including, but not limited to, payment defaults under the New Credit Agreement, the breach of certain covenants, the breach of other covenants after applicable grace periods, the failure to pay material judgments, and the occurrence of bankruptcy, insolvency or change of control events.

As of October 1, 2013, there was $110 million in outstanding borrowings under the New Credit Agreement.

Certain of the lenders and/or their affiliates have had, and may in the future have, investment banking, financial advisory and other commercial dealings with Contango and certain of Contango’s affiliates, for which such lenders or their affiliates have received and may in the future receive customary compensation.

The foregoing description is qualified in its entirety by reference to the full text of the New Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

Termination of Contango Credit Facility

On October 1, 2013, concurrent and in connection with the Merger, Contango terminated the Contango Credit Agreement. The Contango Credit Agreement provided for a $40 million credit facility supported by Contango’s hydrocarbon borrowing base and was secured by liens on substantially all of Contango’s assets. No early termination or prepayment penalties were incurred as a result of the termination of the Contango Credit Agreement.

Termination of Crimson Credit Facilities

On October 1, 2013, concurrent and in connection with the Merger, Crimson (a wholly-owned subsidiary of Contango as a result of the Merger) terminated the Crimson First Lien Credit Agreement. The Crimson First Lien Credit Agreement provided for aggregate borrowings up to $400 million and for the issuance of letters-of-credit up to a $5.0 million sub-limit and was secured by liens on substantially all of Crimson’s assets. No early termination or prepayment penalties were incurred as a result of the termination of the Crimson First Lien Credit Agreement.

Additionally, on October 1, 2013, concurrent and in connection with the Merger, Crimson terminated the Crimson Second Lien Credit Agreement. The Crimson Second Lien Credit Agreement provided for a term loan, made to Crimson in a single draw, in an aggregate principal amount of $175.0 million and was secured by liens on substantially all of Crimson’s assets. The prepayment of indebtedness under the Crimson Second Lien Credit Agreement required the payment of a prepayment fee equal to 1% of the principal amount repaid at or immediately following the Effective Time.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2013, pursuant to the previously announced Merger Agreement, Contango completed its merger with Crimson, which was accomplished through the merger of Merger Sub with and into Crimson, with Crimson surviving the merger as a wholly-owned subsidiary of Contango.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Crimson common stock, par value $0.001 per share (“Crimson Common Stock”), issued and outstanding (except Crimson Common Stock held directly or indirectly by Crimson or Contango, which was cancelled) was converted into the right to receive 0.08288 shares of common stock, par value $0.04 per share, of Contango (“Contango Common Stock”) or, in the case of fractional shares, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Contango Common Stock multiplied by (ii) the closing price for a share of Contango Common Stock as reported on the NYSE MKT on the first trading day following the date on which the Effective Time occurred (the “Merger Consideration”). Based on the number of shares of Crimson Common Stock issued and outstanding immediately prior to the Effective Time, former holders of Crimson Common Stock have the right to receive up to approximately 3,900,000 shares of Contango Common Stock, in the aggregate, pursuant to the Merger Agreement, subject to adjustment for the payment of cash-in-lieu of fractional shares, as described in the preceding sentence.

Pursuant to the Merger Agreement, each option that was previously granted by Crimson to purchase shares of Crimson Common Stock was converted at the Effective Time into a comparable option to purchase Contango Common Stock. The conversion was accomplished by using the same exchange ratio for the Crimson Common Stock described above. Immediately prior to the Effective Time, each restricted share of Crimson Common Stock became fully vested and unrestricted, and the holders thereof became entitled to receive the Merger Consideration.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to Contango’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2013 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Directors

On October 1, 2013, following completion of the Merger and as required by the Merger Agreement, Contango expanded the size of its Board of Directors (the “Board”) from seven to eight members. Pursuant to the Merger Agreement, five of Contango’s existing directors and three former directors of Crimson were appointed as directors to serve on the expanded Board until the next stockholders’ meeting at which directors are elected. Jay D. Brehmer resigned from the Board in connection with the Merger and not because of any disagreement with Contango. The composition of the Board is as follows:

Joseph J. Romano (existing Contango director)

Allan D. Keel (former Crimson director)

B.A. Berilgen (existing Contango director)

B. James Ford (former Crimson director)

Brad Juneau (existing Contango director)

Lon McCain (former Crimson director)

Charles M. Reimer (existing Contango director)

Steven L. Schoonover (existing Contango director)

Following the completion of the Merger, the Board appointed the following directors to serve on the following committees of the Board:

Audit Committee

Lon McCain, Chairman

B. A. Berilgen

Steven L. Schoonover

Compensation Committee

B. James Ford, Chairman

B. A. Berilgen

Charles M. Reimer

Nominating Committee

B. A. Berilgen, Chairman

Lon McCain

Investment Committee

Joseph J. Romano, Chairman

Allan D. Keel

Appointment and Resignation of Officers

On October 1, 2013, following the completion of the Merger, Joseph J. Romano resigned as Chief Executive Officer and President, Sergio Castro resigned as Chief Financial Officer and Secretary, and Marc Duncan resigned as Senior Vice President – Engineering. Each such officer resigned in connection with the Merger and not because of any disagreement with Contango. Allan D. Keel became President and Chief Executive Officer of Contango, E. Joseph Grady became Senior Vice President and Chief Financial Officer of Contango, A. Carl Isaac became Senior Vice President of Operations of Contango, Jay S. Mengle became Senior Vice President of Engineering of Contango, and Thomas H. Atkins became Senior Vice President of Exploration of Contango.

Mr. Keel, age 53, joined Crimson in 2005. From February 2005 until the Merger, Mr. Keel served as President and Chief Executive Officer of Crimson.

Mr. Grady, age 60, joined Crimson in 2005. From February 2005 until the Merger, Mr. Grady served as Senior Vice President and Chief Financial Officer of Crimson.

Mr. Isaac, age 49, joined Crimson in 2010. From May 2010 until the Merger, Mr. Isaac served as Senior Vice President of Operations of Crimson. Prior to joining Crimson, from 2007 to 2010, he was Executive Vice President of Beryl Resources, an oil and gas exploration and production company with operations in the Gulf of Mexico.

Mr. Mengle, age 59, joined Crimson in 2005. From April 2005 to May 2010, he served as the Senior Vice President of Operations and Engineering of Crimson. From May 2010 until the Merger, Mr. Mengle served as the Senior Vice President of Engineering.

Mr. Atkins, age 55, joined Crimson in 2005. From April 2005 until the Merger, Mr. Atkins served as the Senior Vice President of Exploration of Crimson.

Except for the employment agreements described below, there are no arrangements or understandings between any of Messrs. Keel, Grady, Isaac, Mengle or Atkins and any other person pursuant to which such person was selected as an officer. None of Messrs. Keel, Grady, Isaac, Mengle or Atkins has any family relationship with any director or other executive officer of Contango or any person nominated or chosen by Contango to become a director or executive officer. There are no transactions in which any of Messrs. Keel, Grady, Isaac, Mengle or Atkins has an interest requiring disclosure under item 404(a) of Regulation S-K.

Employment Agreements with New Officers

Messrs. Keel and Grady entered into employment agreements with Contango on April 29, 2013, the terms of which were described in Contango’s Current Report on Form 8-K filed with the SEC on May 1, 2013. Such employment agreements were also filed as exhibits thereto. Such employment agreements became effective upon the completion of the Merger in accordance with their terms.

Messrs. Isaac, Mengle and Atkins entered into employment agreements with Contango on June 7, 2013, the terms of which were described in Contango’s Registration Statement on Form S-4 filed with the SEC on June 13, 2013. Such employment agreements were also filed as exhibits thereto. Such employment agreements became effective upon the completion of the Merger in accordance with their terms.

Assumption, Amendment and Restatement of Incentive Stock Plan

At its meeting on April 29, 2013, the Board approved the assumption and amendment and restatement of the Crimson Exploration Inc. 2005 Stock Incentive Plan (the “Crimson Plan”), effective as of October 1, 2013 (the “Plan Effective Date”). The amendment and restatement was intended to reflect (a) the terms of the Crimson Plan as in effect immediately prior to its assumption by Contango and (b) the assumption of the Crimson Plan by Contango.

Eligible Individuals. The persons eligible to receive awards are the employees, consultants and directors of Contango and its affiliates (other than individuals who were employed by, or providing services to, Contango or its subsidiaries at the time the Merger was consummated).

Administration. The Crimson Plan is administered by the compensation committee of the Board (the “Compensation Committee”). The Compensation Committee has full authority to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted and to establish the terms and conditions of the Awards.

Shares Issuable and Award Limits. Following the Plan Effective Date, the securities available for issuance pursuant to Awards granted under the Crimson Plan will be shares of Contango common stock, including (a) approximately 43,261 shares of Contango common stock that remain available for future Awards under the Crimson Plan and (b) approximately 135,939 shares of Contango common stock that were subject to outstanding options granted by Crimson that were assumed by Contango. No employee will be eligible to be granted options or stock appreciation rights covering more than 62,160 shares of Contango common stock of during any calendar year.

In order reflect the ratio at which each share of Crimson Common Stock was exchanged in the Merger for the right to receive 0.08288 shares of Contango Common Stock (the “Exchange Ratio”), appropriate adjustments were made to the number of shares available for future awards under the Crimson Plan, the exercise price per share and number of shares issuable upon exercise of the assumed options and the limit on the number of shares of Contango common stock that may be subject to options and stock appreciation rights granted to each employee during any calendar year.

Types of Awards. The Crimson Plan provides for the granting of options, restricted awards, stock awards, bonus shares, performance awards, stock appreciation rights and dividend equivalent rights (collectively, “Awards”) to employees, consultants and directors of Contango (other than employees, consultants or directors who were, immediately prior to the Merger, service providers to Contango or its subsidiaries).

Amendment and Termination. The Board may amend or terminate the Crimson Plan at any time, subject to stockholder approval to the extent required to satisfy any applicable law or securities exchange listing requirements. No amendment, modification or termination of the Crimson Plan will adversely affect any award previously granted pursuant to the Crimson Plan without the participant’s consent. No Awards may be granted under the Crimson Plan on or after February 24, 2015.

Assumed Awards. The table set forth below summarizes the options under the Crimson Plan that were assumed by Contango and held by individuals who became named executive officers of Contango following completion of the Merger:

Executive Name	Title	Number of Shares of Contango Common Stock Underlying Outstanding Option (#)*	Exercise Price Per Share ($)*
Allan D. Keel	President and Chief Executive Officer	55,944	60.33
E. Joseph Grady	Senior Vice President and Chief Financial Officer	18,648	60.33
Anthony C. Isaac	Senior Vice President of Operations	8,288	39.94
		6,216	41.63
Jay S. Mengle	Senior Vice President of Engineering	3,729	60.33
Thomas H. Atkins	Senior Vice President of Exploration	3,174	60.33

*	As adjusted to reflect the Exchange Ratio.

Miscellaneous. The Crimson Plan also contains provisions with respect to payment of the purchase price, expiration of awards, treatment of awards upon a change in control, adjustments for stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. Various other terms, conditions and limitations apply, as further described in the Crimson Plan.

The foregoing is merely a summary of the Crimson Plan and is qualified in its entirety by reference to the full text of the Crimson Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On October 1, 2013, upon completion of the Merger, the bylaws of Contango were amended and restated in the form filed as Exhibit 3.1 hereto (the “Amended Contango Bylaws”). The Amended Contango Bylaws include the following provisions, which are either materially amended when compared to, or in addition to, the provisions contained in the previous bylaws:

•	A provision to increase the maximum number of director positions available on Contango’s Board from seven to eight.

•	A provision to provide for an investment committee of the Board and specify the number of members and the powers and duties of such committee.

•	A provision to provide that, immediately following and until the first anniversary of the Effective Time of the Merger, five of the eight directors will be the individuals selected by the Contango’s board of directors prior to the Merger and three of the eight directors will be those individuals named by the Crimson board of directors prior to the Merger.

•	A provision to, immediately following and until the first anniversary of the Effective Time of the Merger, require the affirmative vote of at least two-thirds of the directors then in office, including at least one Crimson director, to increase or decrease the number of directors on the Board, remove the Chairman of the Board, the chief executive officer or the chief financial officer, designate or replace any member or modify the authority of the investment committee of the Board, or amend any provision affecting those items named above.

The descriptions of the Amended Contango Bylaws contained in this Item 5.03 do not purport to be complete and are qualified in their entirety by reference to the Amended Contango Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Change in Fiscal Year

On October 1, 2013, upon the closing of the Merger, Contango’s fiscal year was modified to begin on January 1st and end on December 31st of each year, starting with January 1, 2014, as was previously approved by the Board. Contango’s most recent fiscal year ended on June 30, 2013; the transition period of July 1, 2013 to December 31, 2013 will be covered on a Form 10-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 1, 2013, Contango held a special meeting of stockholders (the “Special Meeting”). The proposals are described in detail in Contango’s and Crimson’s definitive joint proxy statement filed with the SEC. The final results regarding each proposal are set forth below.

1.	The proposal to approve the issuance of shares of Contango common stock to Crimson stockholders as contemplated by the Merger Agreement:

For	Against	Abstain	Broker Non-Votes
13,540,442	7,777	6,037	0

2.	The proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Contango’s named executive officers that is based on or otherwise related to the merger:

For	Against	Abstain	Broker Non-Votes
11,559,183	1,980,892	14,181	0

Each proposal was approved by Contango’s stockholders at the Special Meeting. Stockholders owning a total of 13,554,256 shares voted at the Special Meeting, representing approximately 88.85% of the shares of Contango common stock outstanding as of the record date for the Special Meeting.

Item 8.01	Other Events.

On October 2, 2013, Contango and Crimson issued a joint press release disclosing the Special Meeting voting results and announcing the closing of the Merger. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These include statements regarding the effects of the Merger, estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties and are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. For example, statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to stockholders, future economic and industry conditions, the Merger (including its benefits, results, and effects), are forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies’ control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements.

These risks and uncertainties include, but are not limited to: potential adverse reactions or changes to business relationships resulting from the completion of the Merger; competitive responses to the Merger; costs and difficulties related to the integration of Crimson’s business and operations with Contango’s business and operations; the inability to or delay in obtaining cost savings and synergies from the Merger; unexpected costs, charges or expenses resulting from the Merger; the outcome of pending or potential litigation; the inability to retain key personnel; uncertainty of the expected financial performance of Contango following completion of the Merger; and any changes in general economic and/or industry specific conditions.

Contango and Crimson caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Contango’s and Crimson’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s website, http://www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and neither Contango nor Crimson undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof. All subsequent written and oral forward-looking statements concerning Contango, Crimson, the Merger or other matters and attributable to Crimson and Contango or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Contango

10.1

Credit Agreement, dated as of October 1, 2013, among Contango Oil & Gas Company, as borrower, Royal Bank of Canada, as administrative agent, Amegy Bank National Association, as swing line lender, The Royal Bank Of Scotland PLC and Regions Bank, as syndication agents, Compass Bank And Capital One, National Association, as documentation agents and the lenders signatory thereto, RBC Capital Markets LLC, joint lead arranger and bookrunner, The Royal Bank of Scotland PLC, as joint lead arranger.

10.2	Amended and Restated Crimson Exploration Inc. 2005 Stock Incentive Plan

99.1	Joint Press Release, dated October 2, 2013, issued by Contango and Crimson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY (Registrant)

/s/ John A. Thomas
John A. Thomas
Vice President, General Counsel and Corporate Secretary

Dated: October 2, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Contango

10.1

Credit Agreement, dated as of October 1, 2013, among Contango Oil & Gas Company, as borrower, Royal Bank of Canada, as administrative agent, Amegy Bank National Association, as swing line lender, The Royal Bank Of Scotland PLC and Regions Bank, as syndication agents, Compass Bank And Capital One, National Association, as documentation agents and the lenders signatory thereto, RBC Capital Markets LLC, joint lead arranger and bookrunner, The Royal Bank of Scotland PLC, as joint lead arranger.

10.2	Amended and Restated Crimson Exploration Inc. 2005 Stock Incentive Plan

99.1	Joint Press Release, dated October 2, 2013, issued by Contango and Crimson